UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC, 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported:  December 4, 2015)

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INNOPHOS HOLDINGS, INC.
(exact  names of registrants as specified on their charters)

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Delaware (states or other jurisdictions of incorporation)	001-33124 (Commission File numbers)	20-1380758 (IRS Employer Identification Nos.)
259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of Principal Executive Officer, including Zip Code)

(609) 495-2495
(Registrants' Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Innophos Holdings, Inc. (“Innophos”) announced that Robert Harrer will be resigning as Senior Vice President and Chief Financial Officer of Innophos, effective December 4, 2015. Mark Feuerbach, Vice President, Investor Relations, Treasury, Financial Planning & Analysis, assumes the role of Chief Financial Officer on an interim basis. Innophos has also initiated a formal search to replace the Chief Financial Officer role on a permanent basis and Mr. Harrer will be remaining with Innophos until December 31, 2015, to ensure a smooth transition. A copy of Innophos' press release concerning this matter is filed as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with his appointment as Chief Financial Officer, Mr. Feuerbach’s annual base salary will be increased to $364,000 during the period that Mr. Feuerbach is interim Chief Financial Officer of Innophos. In addition, Mr. Feuerbach’s target bonus awards, as a percentage of base salary, under the Innophos’ short term performance based cash incentive bonus program (“STIP”) and Innophos Long Term Incentive Plan (“LTIP”) will also be increased on a pro rata basis during this same period to the levels previously provided to Mr. Harrer.

In connection with his departure, Mr. Harrer and Innophos entered into a separation agreement, effective as of December 4, 2015, which provides the following benefits. Mr. Harrer will receive monthly cash payments based on his annual base salary for twelve months following his separation on December 31, 2015, and he will also receive in March 2017 an amount equal to his annual target bonus under the STIP. Mr. Harrer will also be eligible to receive his annual short term bonus for 2015 according to normal procedures under the STIP, provided that Mr. Harrer’s personal performance factor (“P” factor) shall be at target level.

All unvested restricted share and option awards previously issued to Mr. Harrer pursuant to the LTIP which would have vested before May 31, 2017, will vest as of December 31, 2015. Mr. Harrer will also receive 5,183 shares of Innophos common stock representing performance share target awards which were previously issued under the LTIP. Mr. Harrer will receive continued benefits under Innophos’ welfare benefits plans at the active employee cost for such benefits until December 31, 2016.

The foregoing is a summary of the material terms of the separation agreement with Mr. Harrer and is qualified in its entirety by the definitive terms of the separation agreement attached as an exhibit to this Form 8-K filing

Item 9.01 Financial Statements and Exhibits.
The following exhibit is filed with this report:

Exhibit No.	Description

10.1	Separation Agreement by December 4, 2015
99.1	Press Release dated December 4, 2015, announcing the resignation of CFO and appointment of interim CFO

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

Dated:	December 4, 2015	By:	/s/ William Farran
		Name:	William Farran
		Title:	Senior Vice President, Chief Legal Officer and Corporate Secretary